Exhibit 99.1


                    Cirrus Logic Expects Restatement Related
                to Historical Stock-Based Compensation Expenses



    AUSTIN, Texas--(BUSINESS WIRE)--March 2, 2007--Cirrus Logic Inc. (Nasdaq:CRUS) today announced that a Special Committee of the Company's Board of Directors has reported its principal findings to the Board of Directors relating to its investigation into the Company's historical stock option granting practices and related accounting. The Special Committee conducted its investigation with the assistance of outside independent legal counsel and independent forensic accounting consultants.

    Based on the report of the Special Committee and on management's preliminary conclusions and recommendations with respect to accounting measurement dates for certain stock options granted between 1997 and 2006, the Board of Directors has concluded that the accounting measurement dates for certain stock options granted between January 1, 1997, and December 31, 2005, differ from the recorded measurement dates previously used for such awards. The Company therefore expects to record material non-cash charges for stock-based compensation expenses in certain reporting periods. The Company believes that these charges will be material and expects to restate its financial statements for fiscal years 2001 through 2006 and for the first quarter of fiscal year 2007. The Company currently estimates that the cumulative additional non-cash stock-based compensation expense to be recorded is likely to be in the range of $22 to $24 million. Accordingly, based on the findings of the Special Committee, and the recommendations of management and the Audit Committee, the Board of Directors has concluded that the financial statements, related notes and selected financial data and all financial press releases and similar communications issued by the Company and the related reports of the independent registered public accounting firm relating to fiscal periods 2001 through 2006 and the first fiscal quarter of 2007, should no longer be relied upon.

    Management of the Company and the Board of Directors are continuing to review the Special Committee's findings and the circumstances that gave rise to the differences in option measurement dates and are considering potential remedial actions. Because the Company's stock option review and the audit or review of the results thereof by Ernst & Young LLP, the Company's independent registered public accounting firm, have not been completed, it is possible that additional issues concerning stock option award accounting measurement dates, or the time periods affected, could be identified.

    The Company is making every effort to complete its review as quickly as possible and currently expects to be able to file any delinquent periodic reports and all required restatements by April 18, 2007, within the extension period that the Nasdaq Listing Qualifications Panel has granted for the Company to continue to be listed on the Nasdaq Global Select Market.

    Safe Harbor Statement:

    Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our expectations with regards to the Company's on-going review of historical stock option granting practices and related accounting matters. In some cases, forward-looking statements are identified by words such as we "expect," "anticipate," "target," "project," "believe," "goals," "estimates," and "intend," variations of these types of words and similar expressions are intended to identify these forward-looking statements. In particular, statements regarding the status of the Special Committee's investigation, the timing of the filing of any required restated financial statements or whether the Company will be able to file all delinquent reports and restatements by the deadlines prescribed by Nasdaq, our estimates for the non-cash stock-based compensation expense and the magnitude of any tax or accounting adjustments associated with the results of the Special Committee's review, and the timing and effect of remedial actions or any remediation plan associated with the grant of future equity awards are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the final timing and outcome of the Company's stock option review and Ernst & Young's audit or review of those results, any additional findings by the Special Committee, the impact of any adverse tax or accounting adjustments resulting from the review, our ability to file required reports with the SEC on a timely basis, our ability to meet the requirements of Nasdaq for continued listing of our stock, future rule-making, pronouncements, decisions, interpretations or guidance by the SEC, the PCAOB, Nasdaq or other regulatory agencies, the on-going SEC inquiry relating to the Company's historical stock option grants and practices, and the risk factors listed in our Form 10-K for the year ended March 25, 2006, and in our other filings with the SEC, which are available at www.sec.gov

    Cirrus Logic Inc.

    Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.



    CONTACT: Cirrus Logic Inc., Austin
             Investor Contact:
             Thurman K. Case, 512-851-4000
             Chief Financial Officer
             InvestorRelations@cirrus.com